Exhibit 23.6

Consent of Independent Registered Public Accounting Firm

Fuel Systems Solutions, Inc.

3030 South Susan Street

Santa Ana, CA 92704

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-8 of our report dated June 8, 2006, relating to the financial statements of IMPCO BRC de Mexico, S.A. de C.V., which are contained in that Prospectus.

/s/ BDO Hernandez Marron y Cia., S.C.
BDO Hernandez Marron y Cia., S.C.
Mexico City, Mexico

January 5, 2007